UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

COUPA SOFTWARE INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 17, 2023

Coupa Software Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37901	20-4429448
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1855 S. Grant Street San Mateo, California	94402
(Address of Principal Executive Offices)	(Zip Code)

(650) 931-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	COUP	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

Update Regarding Litigation Related to the Merger

As previously announced, on December 12, 2022, Coupa Software Incorporated, a Delaware corporation (“Company”, “we”, “us” or “our”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Coupa Holdings, LLC (f/k/a Project CS Parent, LLC), a Delaware limited liability company (“Parent”), and Project CS Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”).

Litigation Related to the Merger

The Company is aware of seven complaints having been filed with respect to the Merger, four in the United States District Court for the Southern District of New York, two in the United States District Court for the Northern District of California, and one in the United States District Court for the District of Delaware. The seven complaints are captioned as follows: Hedge v. Coupa Software Inc., et al., No. 3:23-cv-00181 (N.D. Cal.), commenced on January 13, 2023; O’Dell v. Coupa Software Inc., et al., No. 1:23-cv-00329 (S.D.N.Y.), commenced on January 13, 2023; Popejoy v. Coupa Software Inc., et al., No. 3:23-cv-00209 (N.D. Cal.); commenced on January 17, 2023; Young v. Coupa Software Inc., et al., No. 1:23-cv-00564 (S.D.N.Y.), commenced on January 23, 2023; Hamilton v. Coupa Software Inc., et al., No. 1:23-cv-00595 (S.D.N.Y.), commenced on January 24, 2023; Ballard v. Coupa Software Inc., et al., No. 1:23-cv-00097 (D. Del.), commenced on January 26, 2023 and Riley v. Coupa Software Inc., et al., No. 1:23-cv-00755 (S.D.N.Y.), commenced on January 30, 2023 (collectively, the “Stockholder Actions”). The Stockholder Actions were each filed as individual actions by purported Company stockholders against the Company and the members of the Company’s board of directors (the “Board of Directors”). In addition to the Stockholder Actions, the Company has received nine demand letters from purported Company stockholders seeking supplemental disclosure with respect to the Merger, three of which enclosed draft complaints (collectively, the “Demand Letters”).

The Stockholder Actions all generally allege that the Company and the Board of Directors violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended, by purportedly omitting material information in the Company’s preliminary proxy statement (the “Preliminary Proxy Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 11, 2023 and the Company’s definitive proxy statement (the “Definitive Proxy Statement” and, together with the Preliminary Proxy Statement, the “Proxy Statements”) filed with the SEC on January 23, 2023. The Stockholder Actions seek injunctive relief enjoining the consummation of the Merger and damages and costs, among other remedies. The Demand Letters contain the same basic allegations.

The Company believes that the allegations in the Stockholder Actions and the Demand Letters are meritless.

Supplemental Definitive Proxy Statement Disclosure

The Company does not believe that supplemental disclosures are required or necessary under any applicable laws. However, solely in order to minimize expense and distraction and avoid the uncertainty of any litigation, the Company is electing to make the supplemental disclosures to the Definitive Proxy Statement set forth below in response to the Stockholder Actions and the Demand Letters. The Company denies the allegations in the Stockholder Actions and the Demand Letters, and denies that any violation of law has occurred. The Company believes that the Proxy Statement disclosed all material information required to be disclosed therein, and denies that any of the supplemental disclosures are material or are otherwise required to be disclosed. Nothing in the supplemental disclosures should be deemed an admission of the legal necessity or materiality of any supplemental disclosures under applicable laws.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Page references in the below disclosures are to the pages in the Definitive Proxy Statement, and defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. Without admitting in any way that the disclosures below are material or otherwise required by law, the Company makes the following amended and supplemental disclosures and this Current Report on Form 8-K is incorporated into, and amends and/or supplements, the Definitive Proxy Statement. For clarity, new text within amended and restated paragraphs from the Definitive Proxy Statement is shown with bold, underlined text.

The section of the Definitive Proxy Statement entitled “The Merger — Background of the Merger” is amended and supplemented as follows:

The disclosure on page 40 of the Definitive Proxy Statement is modified by amending and restating the second paragraph in its entirety as follows:

Representatives of Freshfields reviewed with the Board its fiduciary duties and other legal matters generally and in the context of an evaluation of a potential sale transaction, including that the Board should not permit Company management to engage in discussions with potential acquirors of the Company regarding potential employment, compensation, rollover equity or other similar economic considerations that would apply following the consummation of an acquisition unless and until authorized by the Board to do so. The Board did not provide any such authorization prior to the execution of the merger agreement, and these instructions were conveyed to and followed by Company management.

The disclosure on page 45 of the Definitive Proxy Statement is modified by amending and restating the first paragraph in its entirety as follows:

The Board then created a committee of the Board, which we refer to as the “transaction committee”, for that purpose, comprised of independent director Ms. Brennan, lead independent director Mr. Siboni and independent director Tayloe Stansbury. The Board delegated to the transaction committee the power and authority to provide oversight and guidance to the Company’s officers and advisors in connection with the Company’s evaluation of a potential transaction and to oversee the negotiations with potentially interested parties with respect to any potential transaction, but the transaction committee was not authorized to approve the entry into definitive agreements providing for any potential transaction. The transaction committee was not created to address any actual or perceived conflict of interest, and the members of the transaction committee did not receive any compensation for their service on the transaction committee.

The disclosure on page 54 of the Definitive Proxy Statement is modified by amending and restating the ninth bullet in its entirety as follows:

•

Process to explore a sale of the Company. The Board considered the process it undertook, with the assistance of its independent financial advisor, for soliciting and responding to offers from the financial and strategic third parties that were believed to be the most willing and able to pay the highest and best price for the Company, which included contacting, or responding to, 14 potential acquirors, entering into non-disclosure agreements with seven potential acquirors (one of which told the Company that it was interested in playing a role only as an equity partner if needed or desired by another bidder), providing management presentations to five potential acquirors, granting access to a data room containing detailed due diligence materials to four potential acquirors, receiving non-binding offers from eight potential acquirors and receiving two final fully diligenced and financed proposals, one of which was from Thoma Bravo, and the fact that, although several of the potential acquirors had noted the difficulty in obtaining financing and the terms available in the current condition of the financing markets, Thoma Bravo had obtained committed debt and equity financing for the full amount necessary to fund the aggregate merger consideration, including the fact that, despite the increased likelihood of interested third parties as a result of Bloomberg’s publication of an article on November 23, 2022 stating that a certain financial sponsor was exploring an acquisition of the Company, no other potential acquirors provided the Company with a proposal superior to that of Thoma Bravo, as defined in the section of this proxy statement entitled “The Merger Agreement—No Solicitation; Change in Board Recommendation”, in each case as further described above under the section of this proxy statement entitled “—Background of the Merger”.

The section of the Definitive Proxy Statement entitled “The Merger—Opinion of the Company’s Financial Advisor” is amended and supplemented as follows:

The disclosure on page 63 of the Definitive Proxy Statement below the subheading “Discounted Cash Flow Analysis” is modified by amending and restating section (a) of the first bullet in its entirety as follows:

(a)

the implied net present value of the estimated future unlevered free cash flows (which are referred to as the “UFCF”) of the Company, based on the Financial Forecasts for the fourth quarter of fiscal year 2023 through fiscal year 2027 (which implied present value was calculated using a range of discount rates of 9.5% to 13.0%, based on an estimated weighted average cost of capital for the Company as calculated by Qatalyst Partners utilizing the capital asset pricing model and inputs based on Qatalyst Partners’ professional judgment);

The disclosure on page 63 of the Definitive Proxy Statement below the subheading “Discounted Cash Flow Analysis” is modified by amending and restating section (c) of the first bullet in its entirety as follows:

(c)	the cash and cash equivalents of the Company as of October 31, 2022, which was $860 million, as provided by management of the Company; and

The disclosure on page 63 of the Definitive Proxy Statement below the subheading “Discounted Cash Flow Analysis” is modified by amending and restating section (d) of the first bullet in its entirety as follows:

(d)

the implied net present value of estimated federal tax savings due to its net operating losses for the fiscal years 2028 and beyond, as provided by management of the Company, discounted to present value using the same range of discount rates used in item (a) above, which was between $139 million and $193 million depending on the discount rate used; and

The disclosure on page 63 of the Definitive Proxy Statement below the subheading “Discounted Cash Flow Analysis” is modified by amending and restating section (a) of the second bullet in its entirety as follows:

(a)

the face value of the outstanding Convertible Notes as of October 31, 2022, which was $2,185 million, and the Company’s redeemable non-controlling interests in Coupa K.K. (the Company’s Japanese joint venture), as of October 31, 2022, which was $19 million, as provided by management of the Company; and

The disclosure on page 64 of the Definitive Proxy Statement below the subheading “Selected Companies Analysis” is modified by amending and restating the chart in its entirety as follows:

Selected Companies	FD Enterprise Value ($M)	CY2023E Revenue Multiple
ServiceNow, Inc.	$78,126	8.8x
Adobe Inc.	$154,713	7.9x
BlackLine, Inc.	$4,556	7.5x
Qualys, Inc.	$4,184	7.4x
Kinaxis Inc.	$2,972	7.1x
Workiva, Inc.	$4,288	6.9x
Palo Alto Networks, Inc.	$50,713	6.8x
Workday, Inc.	$43,595	6.1x
Tenable Holdings, Inc.	$4,571	5.6x
Five9, Inc.	$5,034	5.6x
UiPath, Inc.	$6,083	5.1x
Box, Inc.	$4,979	4.6x
DocuSign, Inc.	$10,451	3.9x
Salesforce, Inc.	$130,278	3.8x
New Relic, Inc.	$3,897	3.8x
Zoom Video Communications, Inc.	$17,283	3.8x
Qualtrics, LLC	$6,006	3.5x
RingCentral, Inc.	$5,204	2.2x

The disclosure on pages 65 and 66 of the Definitive Proxy Statement below the subheading “Selected Transactions Analysis” is modified by amending and restating the chart in its entirety as follows:

Announcement Date	Target	Acquiror	FD Enterprise Value ($M)	LTM Revenue Multiple	NTM Revenue Multiple
10/27/22	UserTesting, Inc.	Thoma Bravo	$1,090	6.2x	5.3x
10/12/22	KnowBe4, Inc.	Vista Equity Partners Management, LLC	$4,301	14.9x	11.4x
10/11/22	Forgerock, Inc.	Thoma Bravo	$1,970	10.5x	8.4x
09/28/22	BTRS Holdings Inc.	EQT X Fund	$1,474	9.7x	7.9x
08/08/22	Avalara, Inc.	Vista Equity Partners Management, LLC	$8,305	10.5x	8.7x
08/03/22	Ping Identity Holding Corp.	Thoma Bravo	$2,804	8.9x	8.0x
06/24/22	Zendesk, Inc.	Hellman & Friedman LLC & Permira Advisers LLC	$9,781	6.8x	5.4x
06/06/22	Anaplan, Inc.	Thoma Bravo	$10,120	16.0x	12.8x
04/11/22	Datto Holding Corp.	Kaseya Inc. & Insight Partners, LLC	$6,011	9.7x	8.3x
04/11/22	SailPoint Technologies Holdings, Inc.	Thoma Bravo	$6,881	15.7x	13.3x
12/07/21	Mimecast Limited	Permira Holdings Limited	$5,538	10.0x	8.8x
12/01/21	Blue Prism Group PLC	SS&C Technologies Holdings, Inc.	$1,483	7.2x	5.8x
08/19/21	Inovalon Holdings, Inc.	Nordic Capital Limited	$7,209	10.0x	8.8x
08/05/21	Cornerstone OnDemand, Inc.	Clearlake Capital Group, L.P.	$5,238	6.3x	5.9x
07/26/21	Medallia, Inc.	Thoma Bravo	$6,446	13.0x	10.8x
06/28/21	QAD Inc.	Thoma Bravo	$1,824	5.8x	5.3x
04/26/21	Proofpoint, Inc.	Thoma Bravo	$11,313	10.8x	9.4x
03/10/21	Talend S.A.	Thoma Bravo	$2,449	8.5x	7.4x
03/08/21	Pluralsight, Inc.	Vista Equity Partners Management, LLC	$3,823	9.8x	8.4x
12/21/20	RealPage, Inc.	Thoma Bravo	$10,186	9.1x	8.2x
12/17/19	LogMeIn, Inc.	Francisco Partners and Evergreen Coast Capital	$4,418	3.5x	3.4x
12/04/19	Instructure Holdings, Inc.	Thoma Bravo	$1,887	7.7x	6.5x
06/12/19	Medidata Solutions, Inc.	Dassault Systèmes SE	$5,785	8.8x	7.5x
02/12/19	Ellie Mae, Inc.	Thoma Bravo, LLC	$3,347	7.0x	6.8x
02/04/19	The Ultimate Software Group, Inc.	Investors Group Inc.	$10,892	10.0x	8.4x
12/24/18	MINDBODY, Inc.	Vista Equity Partners Management, LLC	$1,888	7.8x	6.7x
12/23/18	MYOB Group Limited	Kohlberg Kravis Roberts & Co. L.P.	$1,708	5.4x	4.9x
11/11/18	Athenahealth, Inc.	Veritas Capital Fund Management, L.L.C. & Evergreen Coast Capital Corp.	$5,649	4.3x	3.9x
11/11/18	Apptio Inc.	Vista Equity Partners Management, LLC	$1,823	8.1x	7.0x
03/06/18	CommerceHub, Inc.	GTCR LLC & Sycamore Partners Management, L.P.	$1,049	9.4x	8.6x
01/29/18	Callidus Software Inc.	SAP SE	$2,356	9.8x	8.3x
12/17/17	Aconex Limited	Oracle Corporation	$1,207	9.4x	8.1x
10/23/17	BroadSoft, Inc.	Cisco Systems, Inc.	$1,892	5.3x	4.6x

Announcement Date	Target	Acquiror	FD Enterprise Value ($M)	LTM Revenue Multiple	NTM Revenue Multiple
08/31/16	Interactive Intelligence Group, Inc.	Genesys Telecommunications Laboratories, Inc. (Permira)	$1,421	3.4x	3.2x
08/01/16	Fleetmatics Group PLC	Verizon Communications Inc.	$2,371	7.6x	6.3x
07/28/16	NetSuite Inc.	Oracle Corporation	$9,388	11.8x	9.1x
06/01/16	Demandware, Inc.	Salesforce, Inc.	$2,835	11.2x	8.9x
05/31/16	Marketo, Inc.	Vista Equity Partners Management, LLC	$1,700	7.5x	5.9x
05/18/16	InContact, Inc.	NICE Ltd.	$973	4.2x	3.6x
04/18/16	Cvent, Inc.	Vista Equity Partners Management, LLC	$1,502	8.0x	6.5x
11/02/15	Constant Contact, Inc.	Endurance International Group Holdings, Inc.	$924	2.6x	2.3x
06/15/15	DealerTrack Technologies, Inc.	Cox Automotive, Inc.	$4,617	4.9x	4.1x
09/18/14	Concur Technologies, Inc.	SAP SE	$8,286	12.6x	10.2x
12/20/13	Responsys, Inc.	Oracle Corporation	$1,572	8.1x	6.9x
06/04/13	ExactTarget, Inc.	Salesforce, Inc.	$2,570	7.9x	6.5x
08/27/12	Kenexa Corporation	International Business Machines Corporation	$1,302	4.0x	3.3x
05/22/12	Ariba, Inc.	SAP SE	$4,437	8.8x	7.8x
02/09/12	Taleo Corporation	Oracle Corporation	$1,940	6.3x	5.3x
12/03/11	SuccessFactors, Inc.	SAP SE	$3,499	10.9x	8.7x
10/24/11	RightNow Technologies, Inc.	Oracle Corporation	$1,599	7.4x	6.2x
07/01/11	Blackboard Inc.	Providence Equity Partners L.L.C.	$1,750	3.7x	3.2x

Additional Information about the Transaction and Where to Find It

In connection with the proposed transaction, on January 23, 2023, the Company filed with the SEC and mailed or otherwise provided to its stockholders the Definitive Proxy Statement regarding the proposed transaction. INVESTORS AND SECURITYHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the Definitive Proxy Statement and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov and the Company’s website at investors.coupa.com. In addition, the Definitive Proxy Statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to the Company’s Investor Relations at ir@coupa.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of the Company in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise is included in the Definitive Proxy Statement, which was filed with the SEC on January 23, 2023. You may also find additional information about the Company’s directors and executive officers in the Company’s proxy statement for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 11, 2022. You can obtain a free copy of this document from the Company using the contact information above.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this report, including statements regarding the proposed transaction, are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will” or “would,” or the negative of these words or other similar terms or expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this report and information contained in this report should not be relied upon as representing our estimates as of any subsequent date.

These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: the impact of actions and behaviors of customers, vendors and competitors; technological developments, as well as legal and regulatory rules and processes affecting the Company’s business; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement entered into pursuant to the proposed transaction; the possibility that the Company stockholders may not approve the proposed transaction; the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally.

Further information on factors that could cause actual results to differ materially from the results anticipated by the Company’s forward-looking statements is included in the reports the Company has filed or will file with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2022, and the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2022. These filings, when available, are available on the investor relations section of the Company’s website at investors.coupa.com or on the SEC’s website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2023

COUPA SOFTWARE INCORPORATED

By:	/s/ Anthony Tiscornia
Name:	Anthony Tiscornia
Title:	Chief Financial Officer (Principal Financial Officer)